UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (937) 445-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2017, the previously announced secondary offering of 342,000 shares of NCR Corporation’s (the “Company”) Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”) by stockholders of the Company affiliated with The Blackstone Group L.P. (the “selling stockholders”) closed. The public offer price was $1,602.99 per share. The Company did not receive any proceeds from the offering.

In connection with the offering, on March 13, 2017, the Company and the selling stockholders entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

The shares sold in the offering have been offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-210457) that the Company filed on March 29, 2016 with the Securities and Exchange Commission and which became automatically effective upon filing. A final prospectus relating to the offering was filed with the Commission on March 15, 2017.

Shortly after the closing of the public offering, the Company and the selling stockholders closed the previously announced repurchase by the Company of approximately 3,000,000 shares of common stock of the Company from the selling stockholders at a purchase price per share equal to $48.47.

On March 13, 2017, the Company issued a press release announcing the pricing of the public offering, which press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated March 13, 2017, among NCR Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and the selling stockholders party thereto.

99.1	Press release, dated March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary

Date: March 17, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated March 13, 2017, among NCR Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and the selling stockholders party thereto.

99.1	Press release, dated March 13, 2017.